SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED APRIL 27, 2007
(TO PROSPECTUS DATED APRIL 26, 2007)

$579,898,100
(Approximate)

CWMBS, INC.
Depositor

[CHL LOGO]
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-HY3
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-HY3

This Supplement revises the Prospectus Supplement dated April 27, 2007 to the Prospectus dated April 26, 2007 with respect to the above captioned series of certificates as follows:

Notwithstanding the descriptions in the Prospectus Supplement that the master servicer will be entitled to prepayment charges on the Mortgage Loans in each of loan group 1, loan group 2, loan group 3 and loan group 4 as additional servicing compensation, prepayment charges on the Mortgage Loans in each of loan group 1, loan group 2, loan group 3 and loan group 4 will be distributed to the Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates respectively.

The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will be issued by the issuing entity on the closing date and will represent beneficial ownership of uncertificated Master REMIC regular interests held in trust.  The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates are classes of private certificates and are not offered by the Prospectus Supplement and the accompanying prospectus.

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The date of this Supplement is April 30, 2007.